UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2007

PLAYERS NETWORK

(Exact Name of Registrant as Specified in Charter)

Nevada	000-29363	88-0343702

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

4260 Polaris Avenue Las Vegas, NV	89103

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 895-8884

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Ex-3.1 Certificate of Amendment dated June 4, 2007

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 18, 2007, the stockholders of the Company approved an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock, $0.001 par value per share, from 25,000,000 to 150,000,000 shares and to authorize 25,000,000 shares of preferred stock, $0.001 par value per share, which the Company’s Board of Directors are authorized to designate into one or more series, with such powers, preferences, rights, qualifications, limitations and restrictions, as the Board of Directors may from time to time determine. The Company filed the Certificate of Amendment with the Secretary of the State of Nevada on June 4, 2007, and such Certificate of Amendment became effective on June 4, 2007.

The description of the Certificate of Amendment is qualified in its entirety by reference to the terms of such Certificate of Amendment attached hereto as Exhibit 3.1 and incorporated into this Item 5.03 by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Players Network

Date: June 7, 2007	By:	/s/ Mark Bradley
Mark Bradley
Chief Executive Officer

EXHIBIT INDEX
Exhibit 3.1	Certificate of Amendment dated June 4, 2007